As filed with the Securities and Exchange Commission on June 13, 2007
Registration Statement No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0068479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E. Atlanta, Georgia 30324
(Address, including zip code, of registrant’s principal executive offices)

Rollins 401(k) Plan
(Full Title of Plan)

R. Randall Rollins
Chairman of the Board
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324
(404) 888-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:	Robert F. Dow, Esq. Jonathan Golden, Esq. Arnall Golden Gregory LLP 171 Seventeenth Street, Suite 2100 Atlanta, Georgia 30363 (404) 873-8706

CALCULATION OF REGISTRATION FEE
________________________________________________________________________________________________________________________
Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock $1.00 par value	4,260,000(3)	$22.895	$97,532,700	$2,994.26
________________________________________________________________________________________________________________________
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2)
Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 7, 2007, as reported on the New York Stock Exchange.

(3)	This amount represents 4,260,000 shares of Common Stock issuable under the registrant’s Rollins 401(k) Plan.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Rollins, Inc., a Delaware corporation (the "Registrant"), in order to register 4,260,000 shares of common stock, par value $1.00 per share (the "Common Stock"), which shares are in addition to those previously registered on a Registration Statements on Form S-8 (File Nos. 33-26056 and 33-47528) filed with the Securities and Exchange Commission (the "Commission") for issuance pursuant to Rollins 401(k) Plan. The Registrant incorporates herein by this reference the contents of such previously filed Registration Statement.

PART II

Item 8.                      Exhibits.

Exhibit No.	Description

5.1*	Copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code

23.1*	Consent of Grant Thornton LLP

24*	Power of Attorney (included on signature page)

__________________
* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 4, 2007.

ROLLINS, INC.

By: /s/ Gary W. Rollins
Gary W. Rollins
Chief Executive Officer, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below hereby constitutes and appoints R. Randall Rollins and Gary W. Rollins, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Gary W. Rollins	Chief Executive Officer, President and Chief Operating Officer (principal executive officer), and Director	June 4, 2007
Gary W. Rollins

/s/ Harry J. Cynkus	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 4, 2007
Harry J. Cynkus

/s/ R. Randall Rollins	Chairman of the Board of Directors	June 4, 2007
R. Randall Rollins

/s/ Wilton Looney	Director	June 4, 2007
Wilton Looney

/s/ Henry B. Tippie	Director	June 4, 2007
Henry B. Tippie

/s/ James B. Williams	Director	June 4, 2007
James B. Williams

/s/ Bill J. Dismuke	Director	June 4, 2007
Bill J. Dismuke

/s/ Thomas J. Lawley	Director	June 4, 2007
Thomas J. Lawley

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code

23.1 *	Consent of Grant Thornton LLP

24*	Power of Attorney (included on signature page)
  __________________
* filed herewith.